CONTRACT MANUFACTURING AGREEMENT

This CONTRACT MANUFACTURING AGREEMENT (the “Agreement”) is made as of January 22, 2019, by and between Cleanspark, Inc., a Nevada corporation (“Cleanspark”) and Pioneer Power Solutions, Inc., a Delaware corporation (“Pioneer”).

Recitals

A. Cleanspark and Pioneer Critical Power, Inc., a Delaware corporation. (“PCP”) have entered into a Agreement and Plan of Merger, dated January 22, 2019 (the “Merger Agreement”), providing, among other things, a merger of PCP into a wholly-owned subsidiary of Cleanspark resulting in PCP becoming a wholly-owned subsidiary of Cleanspark (the “Merger”). Execution and delivery of this Agreement is a condition to the consummation of the Merger.

B. Pioneer has, through its wholly owned subsidiary, a manufacturing facility in Santa Fe Springs, California equipped for manufacturing parallel switchgears, automatic transfer switches and related control and circuit protective equipment, in each case, as currently produced by Pioneer (collectively, the “Products”).

C. Pioneer desires to provide for the manufacture of Products by the Santa Fe Springs, California facility exclusively for purchase by Cleanspark, and Pioneer is willing to sell Products to Cleanspark on an exclusive basis, all on the terms and conditions set forth in this Agreement.

Terms of Agreement

Accordingly, in consideration of the agreements set forth herein and other good and valuable consideration, the parties hereby agree as follows:

1. Agreement to Manufacture Products. Subject to the terms and conditions of this Agreement, Pioneer shall manufacture Products exclusively for Cleanspark.

2. Purchases of Products by Cleanspark.

2.1 Purchase Orders. Cleanspark may, at any time and from time to time, issue to Pioneer purchase orders for Products in such quantities as Cleanspark may determine (“Purchase Orders”). Each Purchase Order shall be in the form attached hereto as Annex 1. Pioneer shall issue a written order acknowledgement for each Purchase Order.

2.2 Prices. The Products shall be sold to Cleanspark at prices calculated in accordance with the calculation set forth on Annex 2.

2.3 Title to Products. Except as the parties may otherwise agree in writing, title to the Products shall pass to the Cleanspark when Pioneer delivers the Products to a common carrier for further delivery to Cleanspark or its designee.

2.4 Risk of Loss. Except as may be otherwise agreed in writing, the risk of loss of the Products shall pass from Pioneer to Cleanspark upon delivery by Pioneer to a common carrier, such that risk of loss of the Products during carriage shall be with Cleanspark.

2.5 Payment Terms. Pioneer shall deliver invoices to the Cleanspark for sales of Products promptly following receipt of each Purchase Order. Payment of each invoice shall be due from Cleanspark as follows: 1) 10% of the invoice amount upon receipt of the Invoice by Cleanspark, 2) 40% of the invoice amount upon shipment of the Products to which the invoice relates, and 3) 50% of the invoice within 30 days of shipment of such Products.

2.6 Shipment. Pioneer shall, at Cleanspark’s cost, ship the Products to the destinations specified in writing Cleanspark and in accordance with shipping instructions supplied by Cleanspark. In the absence of instructions from Cleanspark, Pioneer may ship the Products to Cleanspark’s address as set forth in the applicable purchase order by any reasonable means.

2.9 Claims. If Cleanspark notifies Pioneer that Cleanspark is rejecting any Products delivered by Pioneer as damaged, defective or otherwise not conforming to the applicable specifications, then Pioneer shall, with Cleanspark’s cooperation, within 14 days of receipt of such notice, take all necessary actions (e.g., technical visits, inspections and sample analyses) to confirm whether Pioneer will dispute such rejection under this Agreement. If Pioneer and Cleanspark agree that the rejected Products are non-conforming, then Cleanspark may elect to (i) accept the non-conforming Products and receive a discount in an amount mutually agreed by Pioneer and Cleanspark or (ii) require Pioneer to provide replacement Products as promptly as reasonably practicable. If Pioneer requests that any such non-conforming Products be returned to Pioneer, then (A) Cleanspark shall promptly re-package such Products in the manner in which they were delivered and (B) Pioneer shall arrange for such non-conforming Products to be removed from Cleanspark’s (or its customer’s) facilities within 30 days.

3. No Warranties by Cleanspark. Cleanspark shall not make any guaranty, warranty or representation pertaining to the Products on behalf of Pioneer that is not expressly set forth in Pioneer’s order acknowledgement or as required under applicable state law.

4. Term and Termination.

4.1 Term. This Agreement shall have a term of 18 months from the date hereof and may continue beyond such initial term for such additional terms as the parties may mutually agree in a signed writing.

4.2 Termination for Default.

(a) Notwithstanding Section 4.1, Pioneer may terminate this Agreement effective immediately upon written notice provided by Pioneer to Cleanspark (i) if payment otherwise due and payable to Pioneer is not made when due and such payment is not made within 30 days from the date of written notice to Cleanspark of such nonpayment; (ii) in the event that any breach or default by Cleanspark under this Agreement shall have continued for 30 days after written notice thereof shall have been given by Pioneer; or (ii) if Cleanspark shall be or become insolvent or if there are instituted by or against Cleanspark proceedings in bankruptcy or under other laws of or pertaining to insolvency, creditors’ rights or reorganization, receivership or dissolution, or if Cleanspark shall make an assignment for the benefit of creditors.

(b) Notwithstanding Section 4.1, Cleanspark may terminate this Agreement effective immediately upon written notice provided by Cleanspark to Pioneer (i) in the event that any breach or default by Pioneer under this Agreement shall have continued for 30 days after written notice thereof shall have been given Cleanspark to Pioneer; or (ii) if Pioneer shall be or become insolvent or if there are instituted by or against Pioneer proceedings in bankruptcy or under other laws of or pertaining to insolvency, creditors’ rights or reorganization, receivership or dissolution, or if Pioneer shall make an assignment for the benefit of creditors.

4.4 Outstanding Orders and Further Activity by Cleanspark. Upon termination of this Agreement for any reason, orders received by Pioneer prior to the expiration or termination of this Agreement shall be completed and sold by Pioneer to Cleanspark according to the terms of any such orders, subject to Cleanspark’s payment in full of all outstanding invoices and the invoices for such orders no later than the date of expiration or termination of this Agreement.

4.5 Liability in the Event of Termination. The parties shall not be liable in any manner whatsoever on account of termination or expiration of this Agreement. The parties shall not, by reason of the expiration or termination of this Agreement at any time or times or for any reason, be liable to any of the other parties for compensation, reimbursement or damages on account of the loss of prospective profits on anticipated sales, on account of expenditures, investments, leases or commitments in connection with the business or goodwill of the other parties, on account of loss of customers or otherwise.

5. Independent Contractor. Each party and its affiliates, together with the officers, directors, employees, agents, subcontractors and other representatives of such party and of such party’s affiliates (collectively with such affiliates, “Representatives”) performing such party’s obligations under this Agreement, are and shall at all times remain independent contractors with respect to the other party.

6. Indemnification.

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6.1 Pioneer Indemnities. Pioneer shall indemnify and hold Cleanspark and Cleanspark’s Representatives harmless from and against any and all liabilities, losses, proceedings, actions, damages, claims or expenses of any kind, including costs and reasonable attorneys’ fees, which result from (i) any gross negligence or willful misconduct by Pioneer or its Representatives in connection with the obligations of Pioneer under this Agreement, (ii) any breach of this Agreement by Pioneer, (iii) any products liability claim relating to any Product under this Agreement, and (iv) any third party intellectual property infringement claim with regard to (a) any Product or (b) any process used by Pioneer to produce Products under this Agreement.

6.2 Cleanspark Indemnities. Cleanspark shall indemnify and hold Pioneer and Pioneer’s Representatives harmless from and against any and all liabilities, losses, proceedings, actions, damages, claims or expenses of any kind, including costs and reasonable attorneys’ fees which result from (i) any gross negligence or willful misconduct by Cleanspark or its Representatives in connection with the obligations of Cleanspark under this Agreement, and (ii) any breach of this Agreement by Cleanspark.

6.3 No Implied Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PIONEER NOR CLEANSPARK, NOR THEIR RESPECTIVE REPRESENTATIVES, MAKE ANY REPRESENTATIONS OR EXTEND ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY DISCLAIMED.

6.4 Liability Limit. Notwithstanding any other provision in this Agreement to the contrary, in no event shall either party be liable for special, incidental, consequential or punitive damages in connection with this Agreement. In addition, Pioneer’s liability to Cleanspark under this Agreement shall be limited to aggregate amount paid by Cleanspark to Pioneer for Products hereunder.

7. Force Majeure. No party shall be liable for any failure in the fulfillment of any of its obligations under this Agreement (other than the obligation to pay the purchase price of Products sold and delivered) to the extent that such failure is due to any prevention, delay, interruption, loss or damage occasioned by Force Majeure (defined below). As used herein, “Force Majeure” means (a) an act of God, act of the public enemy, act or threat of terrorism, war declared or undeclared, revolution, riot, insurrection, civil commotion, public demonstration, sabotage, act of vandalism, lightning, fire, flood, storm, drought, earthquake or extreme weather conditions, explosion, breakdown of machinery or jetties, in each case which could not have been prevented by prudent operating practices, (b) any strike, lock out or other industrial action or disturbance and (c) any other cause which is beyond the reasonable control of a party.

8. Miscellaneous.

8.1 Severability. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

8.2 Assignment; Binding Effect. No assignment by any party of its rights nor (except as otherwise provided herein) delegation by any party of its obligations under this Agreement shall be permitted unless the other party consents in writing thereto; provided, that either party may assign any of its rights hereunder to, or perform any of its obligations hereunder through, one or more of its affiliates. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

8.3 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California other than conflict of laws principles thereof directing the application of any law other than that of the state of California. The parties submit to the exclusive jurisdiction of the state and federal courts located in San Diego County, California for any action, suit or other proceeding arising out of this Agreement.

8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile or other electronic transmission (with confirmation) or by an overnight courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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if to Pioneer, to:

Pioneer Power Solutions, Inc.
400 Kelby Street, 12th Floor

Fort Lee, New Jersey
Attn: Nathan Mazurek, Chief Executive Officer
Email: nmazurek@pioneerpowersolutions.com

with a copy to:

Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, NY 10112
Attn: Rick A. Werner
Email: rick.werner@haynesboone.com

if to Cleanspark, to:

CleanSpark, Inc.

6365 Nancy Ridge Drive, Fl. 2

San Diego, California 92121
Attn: Zachary Bradford, President
Facsimile: N/A

Email: zach@cleanspark.com

with a copy to:

The Doney Law Firm
Attn: Scott Doney

Facsimile: N/A
Email: scott@doneylawfirm.com

8.5 Entire Agreement. This Agreement including the Annexes attached hereto) contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto, and the printed terms of all quotations and purchase orders exchanged by the parties during the term of this Agreement shall have no force or effect.

8.6 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended only by a written instrument signed by both parties.

8.7 No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

[Remainder of Page Intentionally Blank]

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Execution

IN WITNESS WHEREOF, the parties have caused this Contract Manufacturing Agreement to be executed as of the day and year first above written.

Pioneer Power Solutions, Inc.

By:	/s/ Nathan Mazurek
Name:	Nathan Mazurek
Title:	Chief Executive Officer

Cleanspark, Inc.

By:	/s/ Zachary Bradford
Name:	Zachary Bradford
Title:	President

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Annex 1

Form of Purchase Order

CLEANSPARK

Standard Purchase Order

CLEAN SPARK, INC.

Billing Address:
4360 Viewridge Avenue
Suite C
San Diego, CA 92123
United States

Type	
Order #	
PO Revision	
Order Date	
Buyer	
Revision Date	

Supplier:
PIONEER CEP, INC.
10640 Springdale Ave.
Santa Fe Springs, CA 90670
United States

Ship To:
TBD

Customer Acct #	Supplier #	Payment Terms	Inco Terms	Ship Via	Freight Terms
Supplier Contact Information:			Buyer Contact Information:		

Item #	Quantity	Description	Revision	Delivery Date	Unit Price (USD)	Extended Price (USD

Signature

Date

The applicable Clean Spark terms and conditions as referenced are hereby incorporated and made a part of this Purchase Order. No changes shall be made to the price, terms and conditions, specified requirements or schedule of this Purchase Order without written authorization from the Clean Spark Procurement Agent. Please note: Clean Spark can only accept invoices which clearly state our PO number for each invoiced item. Please see attached terms and conditions.

Page 1 of 1

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Annex 2

Sales Price Calculation for each Product

The price payable to Pioneer by CleanSpark for the Products shall be negotiated by the parties on a case by case basis, but on all purchases both parties will have a target price of 91% of the of the CleanSpark Customer Purchase Order Price and in no case shall the price be more than 109% of Pioneers Cost. (the “Pioneer Fee”).

For purposes of this Annex 2, “cost” shall include all costs associated with the production and design of the Product.   These costs include:  raw materials, a reasonable allocation of the direct labor, manufacturing overheads, design engineering overheads, which are consumed or used in the production of the Products.  Cost does not include any selling or administrative expenses.

Upon CleanSpark's written request given at least ten (10) business days in advance, Pioneer will provide CleanSpark with access to Pioneer’s books and records relating to the provision of the manufacturing services, during normal business hours, for the purpose of copying and making extracts therefrom, at CleanSpark's expense, to verify Pioneer’s calculation of its costs, including those for labor and allocated overhead.

As of the date of closing and as a result CleanSpark’s purchase of Pioneer Critical Power Inc., all purchase orders held by CleanSpark will carry of fixed cost equal to 91% of the Customers Purchase Order Price.

Example:

CleanSpark Customer	Purchase order	Customer Purchase price	Pioneer Fee
Enchanted rock	Multiple	$85,000.00	$77,350
Total open Customer Purchase Orders(January 7, 2018)		Pioneer Fee
$3,632,847		$3,305,890

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